FIRST PACTRUST BANCORP, INC.

FOR IMMEDIATE RELEASE
NOVEMBER 30, 2006

FIRST PACTRUST BANCORP, INC. ANNOUNCES QUARTERLY DIVIDEND

CHULA VISTA, CA – November 30, 2006 – First PacTrust Bancorp, Inc. (NASDAQ: FPTB), the holding company for Pacific Trust Bank, announced today that its Board of Directors has declared a quarterly cash dividend of seventeen cents ($0.170) per share on its outstanding common stock. The dividend will be payable on January 3, 2007 to shareholders of record as of December 15, 2006.

Hans R. Ganz, President and Chief Executive Officer of the Company, said “this fifteenth consecutive increase to our quarterly dividend reflects our continued commitment to enhance shareholder value.”

As of September 30, 2006, the Company had consolidated total assets of $813.5 million and stockholders’ equity of $80.7 million, with 4,409,741 shares of common stock currently outstanding. The Company’s stock is traded on the NASDAQ Global Market under the symbol “FPTB”.

Contact:
Hans Ganz, President and CEO
Phone: (619) 691-1519, ext. 4000

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